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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement of Objective Communications, Inc. (a development stage enterprise) on Form SB-2 of our report, which includes an explanatory paragraph on the Company's ability to continue as a going concern, dated February 26, 1999, except for Note 14, as to which the date is April 14, 1999, on our audits of the financial statements of Objective Communications, Inc. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."


                                   PricewaterhouseCoopers LLP


Boston, Massachusetts
April 19, 1999